UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2008
FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)
350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (602) 414-9300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers
Signature

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
     The Company amended and restated the employment agreements and change in control agreements with John T. Gaffney, Executive Vice President and Jens Meyerhoff, Chief Financial Officer, on December 29, 2008 and December 30, 2008, respectively, primarily to comply with Section 409A of the Internal Revenue Code of 1986. The amended and restated employment agreements were also amended to provide for one year of acceleration of outstanding equity awards for the executive in the event of death, disability or termination of employment without cause, other than the equity awards granted to Mr. Gaffney upon being hired by the Company which continue to vest fully in the event of Mr. Gaffney’s termination of employment without cause. Prior to this amendment, the aforesaid outstanding equity awards continued to vest for one year only in the event of termination of employment without cause.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Date: January 8, 2009	By: Name:	/s/ Mary Beth Gustafsson Mary Beth Gustafsson
	Title:	Vice President, General Counsel